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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated December 30, 1996 on the divisional financial statements of Hagerstown Business College (a division of O/E Learning, Inc.) for the years ended October 31, 1996 and 1995 in the Post Effective Amendment No. 2 to Form S-1 Registration Statement (File No. 333-33025) on Form S-3 of Educational Medical, Inc. for the registration of 718,048 shares of its common stock.


                                                         /s/ Plante & Moran, LLP


Southfield, Michigan
February 26, 1998